Exhibit 10.1

STOCK PURCHASE AGREEMENT

by and between

TERRIFIC INVESTMENT CORPORATION

and

THE AES CORPORATION

Dated as of November 6, 2009

ii

Exhibit A	–	Form of Stockholder Agreement
Exhibit B	–	Form of Side Letter Agreement

iii

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT, dated as of November 6, 2009 (this “Agreement”), is by and between Terrific Investment Corporation, a Chinese corporation (the “Investor”) and a direct wholly-owned subsidiary of China Investment Corporation (“CIC”), and The AES Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company desires to issue and sell to the Investor, and the Investor desires to purchase from the Company, pursuant to the terms and conditions set forth in this Agreement, 125,468,788 shares (the “Shares”) of the common stock, par value $0.01 per share (“Common Stock”), of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Company and the Investor hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms.

“Action” means any claim, action, suit, arbitration, inquiry, grievance, proceeding, hearing, investigation, or administrative decision-making or rulemaking process by or before any Governmental Authority.

“Affiliate” means, with respect to any Person or group of Persons, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons; provided, however, that Huijin and its Subsidiaries shall be deemed not to be Affiliates of the Investor or CIC unless with respect to actions relating to securities of the Company, Huijin and its Subsidiaries are acting at the direction of the Investor or its Affiliates (other than Huijin and its Subsidiaries); and provided further, that a Person shall not be considered to be an Affiliate of another Person due to common control of such Person and another Person, whether direct or indirect, by a government or Governmental Authority.

“Agreement” or “this Agreement” shall have the meaning set forth in the Preamble, and shall include the Exhibits hereto and all amendments hereto made in accordance with the provisions hereof.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York or Beijing, China. In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.

“China” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“CFIUS” shall have the meaning set forth in Section 5.02.

“CFIUS Approval” shall have the meaning set forth in Section 5.02.

“CIC” shall have the meaning set forth in the Preamble.

“Closing” shall have the meaning set forth in Section 2.03.

“Closing Date” shall have the meaning set forth in Section 2.03.

“Code” means the Internal Revenue Code of 1986.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Governmental Approvals” shall have the meaning set forth in Section 3.06.

“Company Group” shall have the meaning set forth in Section 3.19(a).

“Company Indemnitee” shall have the meaning set forth in Section 8.16(b).

“Company Plans” shall have the meaning set forth in Section 3.19(a).

“Company Permits” shall have the meaning set forth in Section 3.14.

“Confidentiality Agreement” means that certain Confidentiality Agreement, between CIC and the Company, dated as of September 15, 2009.

“control” (including the terms “controlled by” and “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of a majority of the outstanding voting securities or by otherwise manifesting the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“DGCL” means the Delaware General Corporation Law.

“Energy Regulatory Laws” means applicable Laws administered by the Federal Energy Regulatory Commission or state energy regulatory commissions.

“Environment” means surface waters, groundwaters, soil, subsurface strata and ambient air.

“Environmental Laws” means all Laws, now or hereafter in effect and as amended, relating to the Environment, health, safety, natural resources or Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 6901 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; and the Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq.

“ERISA” has the meaning set forth in Section 3.18(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exon-Florio Provision” means Section 721 of the Defense Production Act of 1950.

“GAAP” means United States generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.

“Governmental Approvals” shall have the meaning set forth in Section 4.04.

“Governmental Authority” means any supranational, national, federal, state, municipal or local governmental or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, governmental department, court, commission, board, bureau or other similar entity, domestic or foreign or any arbitrator or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority with competent jurisdiction.

“Hazardous Materials” means (a) petroleum and petroleum products, radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance that is regulated by or subject of liability pursuant to any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnified Party” shall have the meaning set forth in Section 8.16(c).

“Indemnifying Party” shall have the meaning set forth in Section 8.16(c).

“Investor” shall have the meaning set forth in the Preamble.

“Investor Indemnitee” shall have the meaning set forth in Section 8.16(a).

“IRS” means the Internal Revenue Service of the United States.

“knowledge” means, with respect to any Person, the actual knowledge after reasonable inquiry of the officers of such Person.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, or rule of law (including common law) of any Governmental Authority, and any judicial or administrative interpretation thereof, including any Governmental Order.

“Loss” has the meaning set forth in Section 8.16(a).

“Material Adverse Effect” means a material adverse event, change, development, condition or occurrence on or with respect to the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole, but shall not be deemed to include any event, change, development, condition or occurrence to the extent resulting from: (i) changes in the economy or the financial, securities or currency markets in the United States, China or elsewhere in the world (including changes in prevailing foreign exchange rates or interest rates), (ii) changes generally affecting companies in the industries in which the Company and its Subsidiaries engage in business, (iii) the announcement or the existence of, or compliance with, this Agreement or the transactions contemplated hereby, (iv) any changes in the share price or trading volume of the Shares or in the Company’s credit rating, or the failure of the Company to meet projections or forecasts, in and of itself (but not the underlying causes thereof), (v) any taking of any action at the written request of the Investor, (vi) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any Law of or by any international, national, regional, state or local Governmental Authority, independent system operator, regional transmission organization or market administrator, in each case having general applicability, (vii) any generally applicable changes in GAAP or accounting standards or interpretations thereof, or (vii) any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism, except, with respect to clauses (i), (v), (vi) and (vii), to the extent that the effects of such changes or events are disproportionately adverse to the business, condition (financial or otherwise), assets, liabilities, operations or results of operations of the Company and its Subsidiaries, taken as a whole.

“Money Laundering Laws” means applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 or the Law administered or promulgated by, or Actions of, the United States Office of Foreign Asset Controls, or similar Law of any jurisdiction.

“NYSE” means the New York Stock Exchange.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Preferred Stock” shall have the meaning set forth in Section 3.03(a).

“Purchase Price” shall have the meaning set forth in Section 2.02.

“SEC” means the United States Securities and Exchange Commission.

“SEC Reports” shall have the meaning set forth in ARTICLE III.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in the Recitals.

“Side Letter Agreement” shall have the meaning set forth in Section 2.04(g).

“Stockholder Agreement” shall have the meaning set forth in Section 2.04(f).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any Affiliate of such Person that is controlled by such Person.

“Substantial Detriment” shall have the meaning set forth in Section 5.01(d).

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or other statement or form relating to Taxes, filed or required to be filed with any government or taxing authority, including any schedule or attachment thereto or any amendment thereof.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, intangible property, excise, sales, use, capital stock, accumulation of earnings, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges. It also includes any withholding taxes, which the Company or any of its Subsidiaries is required by any Governmental Authority to withhold on behalf of any Person, and to remit to any Governmental Authority.

“Termination Date” shall have the meaning set forth in Section 7.01(d).

“Transaction Agreements” means, collectively, the Side Letter Agreement and the Stockholder Agreement.

“Trust Preferred Securities” shall have the meaning set forth in Section 3.03(a).

Section 1.02 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Recital, Section, Exhibit or Schedule, such reference is to an Article, Recital or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(g) references to a Person are also to its successors and permitted assigns; and

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall issue to the Investor, and the Investor shall purchase, accept and acquire from the Company, the Shares.

Section 2.02 Purchase Price. The purchase price shall be $1,580,906,728.80 (the “Purchase Price”), reflecting a per share price of $12.60.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the issuance, sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at 10:00 a.m. (Washington, D.C. time) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1440 New York Avenue, NW, Washington, D.C. 20005 on the third Business Day after the date that the parties have received notice that each of the conditions set forth in ARTICLE VI of this Agreement have been satisfied or have been waived (such date, the “Closing Date”), or at such other date, time and place as the Company and the Investor may mutually agree upon in writing.

Section 2.04 Closing Deliveries by the Company. At the Closing, the Company shall deliver or cause to be delivered to the Investor or its designated custodian:

(a) a certificate or certificates or appropriate evidence of a book entry transfer representing the Shares registered in the name of the Investor;

(b) the officer’s certificate contemplated in Section 6.03(c);

(c) a true and complete copy, certified by the Secretary or an Assistant Secretary of the Company, without incurring personal liability, of the resolutions duly and validly adopted by the board of directors of the Company evidencing its authorization of the execution and delivery of this Agreement and each of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby;

(d) a certificate from the Company dated as of the Closing Date, to the effect that the Company is not a foreign person pursuant to Treasury Regulation Section 1.1445-2(b)(2);

(e) the opinions contemplated in Section 6.03(e);

(f) the Stockholder Agreement, substantially in the form set forth as Exhibit A hereto (the “Stockholder Agreement”), duly executed by the Company; and

(g) the side letter agreement relating to certain partnership opportunities, substantially in the form set forth as Exhibit B hereto (the “Side Letter Agreement”), duly executed by the Company.

Section 2.05 Closing Deliveries by the Investor. At the Closing, the Investor or CIC, as applicable, shall deliver to the Company:

(a) the Purchase Price without any deduction or setoff of any kind, by wire transfer in immediately available funds to a bank account in the United States to be designated by the Company in a written notice to the Investor prior to the Closing;

(b) the officer’s certificate contemplated in Section 6.02(c);

(c) a true and complete copy, certified by an authorized representative of the Investor, without personal liability, of the resolutions duly and validly adopted by the executive director of the Investor evidencing the Investor’s authorization of the execution and delivery of this Agreement and each of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby;

(d) the Stockholder Agreement, duly executed by the Investor and CIC (only with respect to certain sections applicable to it therein); and

(e) the Side Letter Agreement, duly executed by the Investor and CIC.

Section 2.06 Adjustments to Number of Shares and/or Per Share Price. The number of Shares issued by the Company to the Investor and/or the per share price represented by the Purchase Price, shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), extraordinary dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock occurring on or after the date hereof and prior to the Closing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to the Investor to enter into this Agreement, the Company hereby represents and warrants to the Investor, that, except as otherwise disclosed in the Annual

Report on Form 10-K for the fiscal year ended December 31, 2008 or any other reports and forms of the Company or its Subsidiaries filed with the SEC under Sections 12, 13, 14 or 15(d) of the Exchange Act after December 31, 2008 (excluding disclosures of risks included in any forward-looking statement disclaimers or other statements that are similarly non-specific and are predictive and forward-looking in nature) and on or before the date of this Agreement (the “SEC Reports”):

Section 3.01 Due Organization and Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the Law of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and each of the Transaction Agreements, to carry out its obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby, and to own, lease and operate its properties, and to conduct the businesses currently and customarily carried on by it. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. True, complete and correct copies of the Company’s restated certificate of incorporation and by-laws, each as in effect as of the date of this Agreement, have previously been made available to the Investor.

Section 3.02 Good Standing of Subsidiaries. Each of the Company’s Subsidiaries has been duly organized and is validly existing as a corporation or other legal entity in good standing under the Law of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties, and to conduct its business and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of 1,200,000,000 shares of Common Stock and 50,000,000 shares of preferred stock without par value (“Preferred Stock”). Of such authorized capital stock, as of September 30, 2009, (i) 667,483,036 shares of Common Stock were issued and outstanding, (ii) 9,534,590 shares of Common Stock were held in treasury, (iii) 22,757,571 shares of Common Stock were reserved for issuance in respect of outstanding options to acquire Common Stock, (iv) 6,152,863 shares of Common Stock were reserved for issuance in respect of settlement of any outstanding awards of restricted share units or phantom shares with respect to shares of Common Stock, and (v) 14,714,245 shares of Common Stock were reserved for issuance in respect of the $3.375 Trust Convertible Preferred Securities issued by AES Trust III (the “Trust Preferred Securities”), and (vi) no shares of Preferred Stock were issued or outstanding. All outstanding shares of Common Stock are or will be duly authorized, validly issued, fully paid and nonassessable, and free of pre-emptive rights.

(b) Except as set forth in subsection (a) above, as of the date hereof, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company to (i) issue, transfer or sell any shares of capital stock or other equity interests of the Company or securities convertible into or exchangeable for such shares or equity interests, (ii) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, or (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests.

(c) Except as set forth in subsection (a) above, the Company has no outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(d) There are no voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of the capital stock or other equity interest of the Company.

(e) As of the date hereof, the Company has no intention or expectation to issue any additional shares of Common Stock (or securities exchangeable or convertible into Common Stock) to raise equity capital for the next twelve months, except for possible issuances pursuant to benefits plans, employee stock options, stock appreciation rights or business combination transactions.

Section 3.04 Authorization of Agreements; Enforceability. Each of this Agreement, the Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company and its Board of Directors. This Agreement has been and, prior to the Closing, each of the Transaction Agreements will be, validly executed and delivered by the Company and constitutes or will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by general principles of equity, whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally. Without limiting the generality of the foregoing, no approval by the stockholders of the Company is required in connection with this Agreement, any of the Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder, or the consummation by the Company of the transactions contemplated hereby and thereby.

Section 3.05 Absence of Defaults and Conflicts. The execution and delivery by the Company of this Agreement does not, and the execution and delivery of any of the Transaction Agreements will not, and, subject to obtaining the Governmental Approvals, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, deed of trust, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Company or any of its Subsidiaries or result in the creation of any liens upon any of the properties or assets of the Company or any of its Subsidiaries, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of the Company or any of its Subsidiaries, or (iii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or lien that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06 Governmental Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person pursuant to any Law or requirement in effect on the date hereof in connection with the execution, delivery and performance by the Company of this Agreement or any of the Transaction Agreements, other than in connection with or in compliance with (i) its obligations under the Securities Act and the Exchange Act, (ii) the listing of the Shares pursuant to the rules and regulations of the NYSE, (iii) the HSR Act, (iv) the Federal Power Act, as amended, and the approval of the Federal Energy Regulatory Commission, (v) the rules, regulations, or orders of the New York Public Service Commission or other state energy regulatory commissions, (vi) the CFIUS Approval, (vii) state securities or “blue sky” Law, and (viii) any non-US approvals (it being understood that this representation as to non-US approvals is to the knowledge of the Company) (collectively, the “Company Governmental Approvals”), and, subject to the accuracy of the representations and warranties of the Investor in Section 4.04, to the Company’s knowledge, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Authority may be necessary, under applicable Law in effect on the date hereof, for the consummation by the Company of the transactions contemplated by this Agreement or any of the Transaction Agreements, except, in each case, for such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.07 Authorization of the Shares. The Shares have been duly authorized for issuance and sale to the Investor pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable. The issuance of the Shares pursuant to this Agreement is not subject to preemptive or other similar rights of any securityholder of the Company.

Section 3.08 Reports.

(a) The SEC Reports, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make such statements, in the light of the circumstances in which they were made, not misleading.

(b) Since December 31, 2008 to the date hereof, the Company and each of its Subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the SEC or any other Governmental Authority, except where the failure to file any such report, registration or statement, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.09 Financial Statements; Controls.

(a) Each of the consolidated balance sheets, and the related consolidated statements of operations, cash flows and changes in equity, included or incorporated in the SEC Reports (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries in all material respects, (B) present fairly in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, cash flows and changes in equity of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (D) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth in the notes thereto. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which do not have adequate reserves under GAAP in the financial statements described above, except for liabilities that have arisen since September 30, 2009 in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(b) The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Company’s Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

Section 3.10 No Material Adverse Change in Business. Since June 30, 2009 to the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course, consistent with prior practice, (ii) there have occurred no event or events that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, except with respect to the Trust Preferred Securities in accordance with their terms.

Section 3.11 Taxes.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) all Tax Returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been timely filed, other than those filings being contested in good faith; (ii) all Taxes due pursuant to such Tax Returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves in accordance with GAAP have been provided; and (iii) all such Tax Returns are true, correct and complete in all respects.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) there are no disputes pending, or claims asserted, for Taxes or assessments upon the Company or any of its Subsidiaries for which the Company does not have reserves that are adequate under GAAP; (ii) neither the Company nor any of its Subsidiaries is (A) a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and its Subsidiaries) or (B) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law); and (iii) neither the Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(c) To the knowledge of the Company, as of the date hereof, the Company is not a United States Real Property Holding Corporation within the meaning of Section 897 of the Code.

(d) Within the past two years, neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code.

Section 3.12 Absence of Proceedings. There is no Action before or brought by any Governmental Authority, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that relates to or challenges the validity or propriety of this Agreement, any of the Transaction Agreements or the transactions contemplated hereby or thereby.

Section 3.13 Compliance with Laws. The Company and its Subsidiaries are in compliance with, and conduct their businesses in conformity with, all applicable Law, except where the failure to be in compliance or conformity would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.14 Permits. The Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, clearances, permissions, qualifications and registrations and orders of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All Company Permits are valid and in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company is, and each of its Subsidiaries is, in compliance with the terms and requirements of such Company Permits, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.15 Energy Regulatory Laws. The business of the Company and its Subsidiaries is and has been conducted at all times in compliance in all material respects with all Energy Regulatory Laws and no Action by or before any court or Governmental Authority or any arbitrator involving the Company or its Subsidiaries with respect to the Energy Regulatory Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.16 Environment. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect:

(a) The Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, possessing all permits and other governmental authorizations required for their operations under applicable Environmental Laws;

(b) There is no pending or, to the knowledge of the Company, threatened Action pursuant to any Environmental Law against the Company or any of its Subsidiaries. To the Company’s knowledge, neither the Company nor any of its Subsidiaries has received written notice from any person, including but not limited to any Governmental Authority, alleging that the Company or any of its Subsidiaries has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved. Neither the Company nor any of its Subsidiaries is a party or subject to any material Governmental Order pursuant to Environmental Law; and

(c) With respect to real property that is currently owned, leased or operated by the Company or any of its Subsidiaries, or was formerly owned, leased or operated by the Company or any of its Subsidiaries, (i) there have been no releases, spills or discharges of Hazardous Materials on, underneath, or migrating to or from any of such real property and (ii) there is no storage or disposal of Hazardous Materials at any such real property, that in either case is reasonably likely to result in an obligation to remediate such environmental condition pursuant to applicable Environmental Law in effect as of the Closing Date or result in liability pursuant to applicable Environmental Law in effect as of the Closing Date with respect to remediation conducted by other Persons.

Section 3.17 Money Laundering Laws. The business of the Company and its Subsidiaries is and has been conducted at all times in compliance in all material respects with all Money Laundering Laws and no Action by or before any court or Governmental Authority or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 3.18 Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom to the capital or any other accounts of the Company will not be required, to register as an “investment company” under the Investment Company Act of 1940.

Section 3.19 Employee Benefits.

(a) All “employee benefit plans”, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as to which the Company or any entity which, with the Company, would be deemed to be a single employer under Section 414(b), (c), (m) or (o) of the Code (collectively, the “Company Group”), may have any liability and that are subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code shall be referred to herein as “Company Plans.” No liability has been incurred under Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no facts exist or events have occurred that would reasonably be expected to result in any such liability that would reasonably be expected to have a Material Adverse Effect. There has been no adverse change in the funded status of the Company Plans and each other pension and other post-employment benefit plans (as such terms are used in Statement of Financial Accounting Standards No. 158) with respect to which the Company may have any liability, considered individually and in the aggregate, since December 31, 2008, that could reasonably be expected to have a Material Adverse Effect.

(b) Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated hereby will not result in an increase in the amount of, or acceleration in the timing of payment of vesting of, any compensation payable or awarded by the Company or any of its Subsidiaries to any of its or their employees under any employment agreements, plans or programs of the Company or any of its Subsidiaries. Except as disclosed in the SEC Reports, no employee compensation or other employment-related liabilities have been incurred that could reasonably be expected to result in a Material Adverse Effect and no facts exists or events have occurred that could reasonably be expected to result in any such liability that would reasonably be expected to have a Material Adverse Effect.

Section 3.20 State Takeover Laws. The Company’s Board of Directors has taken all action necessary to render inapplicable to the Investor the restrictions on “business combinations” set forth in Section 203 of the DGCL and, to the knowledge of the Company, any similar “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law applicable to transactions between the Investor and the Company.

Section 3.21 Derivatives. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all material derivative instruments, including swaps, caps, floors and option agreements, entered into by or for the account of the Company or any of its Subsidiaries were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (3) with counterparties believed to be financially responsible at the time; and to the Company’s knowledge, each of them constitutes the valid and legally binding obligation of the Company or the corresponding Subsidiary, enforceable in accordance with its terms.

Section 3.22 Power Purchase Agreements. To the knowledge of the Company, neither the Company nor any of its Subsidiaries is in default under any power purchase agreement to which it is a party, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.23 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and its Subsidiaries are engaged, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.24 No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Investor for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Shares.

Section 3.25 No Additional Representations. The Investor acknowledge that the Company makes no representations or warranties as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to the Investor in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representations or warranties with respect to (a) any projections, estimates or budgets delivered or made available to Investor (or any of its affiliates, officers, directors, employees or representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries, or (b) the future business and operations of the Company and its Subsidiaries.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

As an inducement to the Company to enter into this Agreement, the Investor hereby represents and warrants to the Company as follows:

Section 4.01 Due Organization of the Investor. The Investor has been duly organized and is validly existing and in good standing under the Law of its jurisdiction of organization and has all necessary power and authority to enter into this Agreement and each of the Transaction Agreements, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Investor is a direct wholly-owned Subsidiary of CIC.

Section 4.02 Authorization of Agreements; Enforceability. Each of this Agreement and the Transaction Agreements, the performance by the Investor of its obligations hereunder and thereunder, and the consummation by the Investor of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Investor. This Agreement has been and, prior to the Closing, each of the Transaction Agreements will be, validly executed and delivered by the Investor and constitute or will constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as enforcement may be limited by general principles of equity whether applied in a court of Law or a court of equity, and by applicable bankruptcy, insolvency and similar Law affecting creditors’ rights and remedies generally.

Section 4.03 Absence of Defaults and Conflicts. The execution and delivery by the Investor of this Agreement do not, and the execution and delivery of any of the Transaction Agreements will not, and, subject to obtaining the Governmental Approvals, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, deed of trust, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, right or license binding upon the Investor or result in the creation of any liens upon any of the properties or assets of the Investor, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or by-laws or other equivalent organizational document, in each case as amended, of the Investor, or (iii) conflict with or violate any applicable Law, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, cancellation, acceleration, right, loss or lien that would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the consummation of the transactions contemplated in this Agreement or any of the Transaction Agreements or the performance by the Investor of its obligations hereunder or thereunder.

Section 4.04 Governmental Approvals. Neither the Investor nor CIC is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in the United States or China pursuant to any Law or requirement in effect on the date hereof in connection with the execution, delivery and performance by the Investor of this Agreement or any of the Transaction Agreements, other than as a result of the identity or status of the Company and/or its Subsidiaries in connection with (i) its obligations under the Exchange Act, (ii) the HSR Act, (iii) the Federal Power Act, as amended, and the approval of the Federal Energy Regulatory Commission, (iv) the rules, regulations, or orders of the New York Public Service Commission or other state energy regulatory commissions, (v) the CFIUS Approval, and (vi) any non-US or non-China approvals (it being understood that this representation as to non-US and non-China approvals is to the knowledge of the Investor) (together with the Company Governmental Approvals, the “Governmental Approvals”), and, subject to the accuracy of the representations and warranties of the Company in Section 3.06, no authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Authority may be necessary, under applicable Law in effect on the date hereof, for the consummation by the Investor of the transactions contemplated by this Agreement or any of the Transaction Agreements, except, in each case, for such authorizations, consents, approvals or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or any of the Transaction Agreements or the performance by the Investor of its obligations hereunder or thereunder.

Section 4.05 Absence of Proceedings. There is no Action before or brought by any Governmental Authority, now pending or, to the knowledge of the Investor, threatened against or affecting the Investor, which would, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or any of the Transaction Agreements or the performance by the Investor of its obligations hereunder or thereunder.

Section 4.06 Compliance with Laws. In connection with this Agreement, each of the Transaction Agreements and the transactions contemplated hereby and thereby, the Investor is in compliance with, and conduct its businesses in conformity with, in all material respects all applicable Law (including applicable Law of the United States and those countries in which the Company or its Subsidiaries conduct business).

Section 4.07 Sufficient Funds. The Investor shall have on the Closing Date, sufficient funds on hand in United States (U.S.) dollars to pay in full the Purchase Price.

Section 4.08 Investment Representations.

(a) The Investor acknowledges that:

(i) the Common Stock is listed on the NYSE and the Company is required to file reports containing certain business and financial information with the SEC and may be required to file a copy of this Agreement with the SEC, pursuant to the reporting requirements of the Exchange Act and that it is able to obtain copies of such reports;

(ii) without limiting any provisions set forth under the Stockholder Agreement, the Shares are subject to resale restrictions under applicable securities Law;

(iii) without limiting any provisions set forth under the Stockholder Agreement, the certificates representing the Shares will bear the following legends:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 OR REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”;

(iv) in addition, for so long as the holder of the relevant Shares is subject to transfer restrictions contained in the Stockholder Agreement, the certificates representing the Shares will bear the following legend:

“THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A STOCKHOLDER AGREEMENT, DATED [            ], AMONG THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”;

(v) the Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to registration or to an exemption from the registration statements of the Securities Act; and

(vi) Investor is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto.

(b) The Investor is purchasing the Shares for investment purposes only, and not in a transaction or series of transactions involving a purchase and sale or a repurchase and resale in the course of or incidental to a distribution. The Investor is not a “U.S. Person” (as such term is defined in Rule 902(k) of Regulation S under the Securities Act). Investor has not been provided with an offering memorandum or any similar document in connection with its subscription for the Shares. Neither the Investor nor any of its Subsidiaries beneficially owns any Common Stock or any other equity securities of the Company, except for approximately 370,000 held on November 5, 2009.

Section 4.09 No Broker’s Fees. Neither Investor nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Shares.

Section 4.10 No Additional Representations. The Company acknowledges that the Investor does not make any representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Investor to the Company in accordance with the terms hereof.

ARTICLE V

ADDITIONAL AGREEMENTS

Section 5.01 Regulatory Approvals; Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each of the Investor and the Company shall use their reasonable best efforts, on a cooperative basis, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement as soon as practicable, including:

(i) using their reasonable best efforts to obtain and maintain all necessary actions or nonactions, waivers, consents and approvals, including the Governmental Approvals, from Governmental Authorities, and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority;

(ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement; and

(iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement.

(b) Each of the Investor and the Company shall cooperate in the preparation of any application for the Governmental Approvals and any other orders, clearances, consents, notices, rulings, exemptions, certificates, no-action letters and approvals reasonably deemed by either the Investor or the Company to be necessary to discharge their respective obligations under this Agreement or otherwise advisable under applicable Law in connection with the transactions contemplated by this Agreement.

(c) Subject to applicable Law, each of the Investor and the Company shall cooperate with and keep each other fully informed as to the status of and the processes and proceedings relating to obtaining the Governmental Approvals and any other actions or activities pursuant to this Section 5.01, and shall promptly notify each other of any material communication from any Governmental Authority in respect of this Agreement or the transactions contemplated hereby, and, unless it consults with the other parties in advance, shall not make any submissions, correspondence or filings, or participate in any communications or meetings with any Governmental Authority in respect of any filings, investigations or other inquiries or proceedings related to this Agreement or the transactions contemplated hereby, and, to the extent not precluded by such Governmental Authority, gives the other parties the opportunity to review drafts of, and provides final copies of, any submissions, correspondence or filings, and to attend and participate in any communications or meetings. Notwithstanding the foregoing, the provisions of the preceding sentence shall not apply in respect of the Investor’s communications with Chinese Governmental Authorities in the shareholder or ownership capacity of such Chinese Governmental Authorities.

(d) Notwithstanding anything to the contrary contained in this Agreement, each of the Investor and the Company hereby agree and acknowledge that none of this Section 5.01, Section 5.02 nor the “reasonable best efforts” standard shall require, or be construed to require, in order to obtain any permits, consents, approvals or authorizations, or any terminations or waivers of any applicable waiting periods, (i) the Company to propose, negotiate or offer to effect, or consent or commit to, any terms, condition or restrictions that are reasonably likely to materially and adversely impact the Company’s or any of its Subsidiaries’ ability to own or operate any of their respective businesses or operations or ability to conduct any such businesses or operations substantially as conducted as of the date of this Agreement, or (ii) the Investor to propose, negotiate or offer to effect, or consent or commit to, any terms, condition or restrictions that are reasonably likely to materially and adversely impact the rights and benefits reasonably expected by the Investor from the transactions contemplated by this Agreement and the Transaction Agreements (any such effect, a “Substantial Detriment”).

Section 5.02 CFIUS Review. Each of the Investor and the Company shall use its reasonable best efforts to obtain a written notification issued by the Committee on Foreign Investment in the United States (“CFIUS”) that CFIUS has concluded a review of the notification voluntarily filed jointly by the Investor and the Company pursuant to the Exon-Florio Provision and determined not to conduct a full investigation or, if a full investigation is deemed to be required, notification that the United States government will not take action to prevent the consummation of the transactions contemplated by this Agreement (such notification, the “CFIUS Approval”). Without limiting the foregoing, the requirement of the Investor and the Company to use their reasonable best efforts to obtain CFIUS Approval shall include promptly making any pre-notification and notification filings required in connection with CFIUS Approval, and providing any information requested by CFIUS or any other agency or branch of the United States government in connection with their review of the transactions contemplated by this Agreement. Such efforts also shall include, to the extent necessary to obtain CFIUS Approval, the execution of mitigation agreements containing terms customarily included in such mitigation agreements, provided however that no party shall be required to enter into any agreement that materially interferes with the Investor’s ability to exercise any and all rights accorded to them pursuant to the terms of this Agreement and the Stockholder Agreement.

Section 5.03 Access to Information. From the date of this Agreement and through the Closing, upon reasonable notice, the Company shall, subject to applicable Law, afford the Investor and its officers, employees, agents, accountants, counsel and representatives reasonable access, during normal business hours, to the offices, personnel, books and records of the Company. All confidential information furnished to a party or its advisor by a party or its advisor in connection with the transactions contemplated hereby shall be subject to, and the recipient of such information shall hold all such information in confidence in accordance with, the provisions of the Confidentiality Agreement.

Section 5.04 Trading of Company Securities. Without limiting the restrictions set forth in the Confidentiality Agreement, neither the Investor nor any of its Affiliates shall engage in trading of Common Stock or the Trust Preferred Securities of the Company or derivatives during the period up to and including the Closing Date; provided, however, that the foregoing shall not limit any trading or investment activities of any unaffiliated third-party external investment manager of the Investor or its Affiliates who acts in its sole discretion and who is not otherwise acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) with the Investor or its Affiliates that purchases securities of the Company on behalf of the Investor or its Affiliates in the ordinary course of the manager’s investment management functions and without direction to do so from the Investor and/or its Affiliates; provided, further that neither the Investor nor any of its directors, officers, employees or professional advisors shall, directly or indirectly, communicate, disseminate or otherwise disclose confidential information relating to the Company and its Subsidiaries to such external investment managers. During the periods between the date hereof and the Closing, neither Investor nor any of its Affiliates shall sell short any securities of the Company or derivatives thereof.

Section 5.05 Securities Law Filings. The Investor shall timely file all forms, reports and documents required to be filed by each with the SEC (including filing any required statements of beneficial ownership on Schedule 13D or Schedule 13G and such filings as may be required under Section 16 of the Exchange Act).

Section 5.06 Amendments to Certificate of Incorporation. The Company covenants and agrees that between the date hereof and the time of the Closing, without the prior written consent of the Investor, the Company shall not adopt or propose any change to its certificate of incorporation in a manner that is reasonably likely to materially and adversely impact the transactions contemplated hereunder or the rights and benefits reasonably expected to be received by the Investor under this Agreement and the Transaction Agreements.

Section 5.07 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Mutual Conditions of Closing. The obligations of the Company and the Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or mutual written waiver, at or prior to the Closing, of each of the following conditions:

(a) No Adverse Law, Injunction. There shall not be any Law or Governmental Order in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated by this Agreement, and no action, suit, investigation or proceeding pending by a Governmental Authority of competent jurisdiction that seeks such a Governmental Order;

(b) Governmental Approvals. Any Governmental Approvals, except for CFIUS Approval (which is addressed below in subsection (c)), shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired without the imposition of any term, condition or consequence of which is reasonably likely to constitute a Substantial Detriment or Material Adverse Effect;

(c) CFIUS. The parties shall have received the CFIUS Approval without the imposition of any term, condition or consequence of which is reasonably likely to constitute a Substantial Detriment or Material Adverse Effect;

(d) No Registration Statement Required. The issue and sale of the Shares shall be exempt from the requirement to file a prospectus or registration statement and there shall be no requirement to deliver an offering memorandum under applicable securities Law relating to the sale of the Shares; and

(e) NYSE Listing. The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

Section 6.02 Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects or, where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified, in each case, as of the Closing Date as if made at and as of such date (except to the extent such representation or warranty is made as of an earlier date);

(b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Investor on or before the Closing shall have been complied with in all material respects;

(c) Investor Closing Certificate. The Investor shall have delivered to the Company a certificate, dated as of the date of the Closing and signed by any senior officer, certifying to the effect that the conditions set forth in Section 6.02(a) and (b) have been satisfied; and

(d) Stockholder Agreement. The Company shall have received the Stockholder Agreement, executed by the Investor and CIC.

Section 6.03 Conditions to Obligations of the Investor. The obligations of the Investor to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects or, where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects as so qualified, in each case, as of the Closing Date as if made at and as of such date (except to the extent such representation or warranty is made as of an earlier date);

(b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing shall have been complied with in all material respects;

(c) Company Closing Certificate. The Company shall have delivered to the Investor a certificate, dated as of the date of the Closing and signed by any senior officer, certifying to the effect that the conditions set forth in Section 6.03(a) and (b) have been satisfied;

(d) No Material Adverse Effect. Since the date hereof to the Closing Date, no event or events shall have occurred and be continuing which, individually or in the aggregate, constitute a Material Adverse Effect;

(e) Legal Opinion. The Investor shall have received a written legal opinion, addressed to the Investor and dated as of the date of the Closing, in form and substance customary for private securities offerings and reasonably acceptable to the Purchaser, from Skadden, Arps, Slate, Meagher & Flom LLP and/or such other counsel to the Company; and

(f) Stockholder Agreement. The Investor shall have received the Stockholder Agreement, executed by the Company.

ARTICLE VII

TERMINATION

Section 7.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Company and the Investor;

(b) by the Investor, if (i) the Company shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach or misrepresentation is not cured within twenty (20) days after the Company receives written notice thereof from the Investor (or such shorter period between the date of such notice and the Closing), and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 6.02(a) or (b) not to be satisfied;

(c) by the Company, if (i) the Investor shall have breached any representation, warranty, covenant or agreement set forth in this Agreement, (ii) such breach or misrepresentation is not cured within twenty (20) days after the Investor receives written notice thereof from the Company (or such shorter period between the date of such notice and the Closing), and (iii) such breach or misrepresentation would cause any of the conditions set forth in Section 6.03(a) or (b) not to be satisfied;

(d) by either the Company or the Investor if the Closing shall not have occurred by March 31, 2010 (the “Termination Date”); provided, however, that if all of the conditions to Closing set forth in ARTICLE VI shall have been satisfied or shall then be capable of being satisfied (other than the conditions set forth in Section 6.01(b) and Section 6.01(c)), the Termination Date may be extended by the Investor or the Company by written notice to the other party to such date that is sixty (60) days following the Termination Date; and provided, further, that the right to terminate this Agreement under this paragraph (d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the principal cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

(e) by either the Investor or the Company in the event that any Governmental Authority shall have issued a Governmental Order or taken any other action restraining, enjoining or otherwise prohibiting, or altering, materially and adversely (to the Investor and the Company), the material terms of the transactions contemplated by this Agreement, and such Governmental Order shall have become final and nonappealable; or

(f) by either the Investor or the Company if, following a review and any investigation of the transaction by CFIUS, the CFIUS Approval has not been received, and the transaction is before the President of the United States for decision, or any of the parties have been advised by an agency that is a member of CFIUS that the CFIUS Approval would be conditioned upon one or more mitigation agreements inconsistent with Section 5.02.

Section 7.02 Effect of Termination. In the event of termination of this Agreement as provided herein, this Agreement shall forthwith become void and there shall be no liability under this Agreement on the part of either party hereto except that nothing herein shall relieve either party from liability for any breach of this Agreement that occurred before such termination and the terms of ARTICLE VIII shall survive any such termination.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Survival of Representations and Warranties. The representations and warranties of the parties contained herein shall survive the Closing Date for a period of twenty-four (24) months following the date thereof; provided, however, that (i) the representations and warranties made by the Company pursuant to Section 3.01, Section 3.02, Section 3.03, Section 3.04, and Section 3.07 and (ii) the representations and warranties made by the Investor pursuant to Section 4.01, and Section 4.02 shall survive indefinitely.

Section 8.02 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 8.03 Public Announcements. Except as may be required by applicable Law, court process or any listing agreement with any national securities exchange, the parties shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the transactions contemplated hereby, and no party hereto will make any such news release or public disclosure without first consulting with the other party.

Section 8.04 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.05 Entire Agreement. This Agreement (including the exhibits and schedules hereto), the Transaction Agreements and the Confidentiality Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company and the Investor with respect to the subject matter hereof and thereof.

Section 8.06 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.06):

If to the Company:

The AES Corporation

4300 Wilson Blvd,

Arlington, VA 22203

Attention:	Brian A. Miller, Executive Vice President, General Counsel and Corporate Secretary

Facsimile: 703 528-4510

With a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave., NW

Washington, DC 20005

Attention: Pankaj K. Sinha / Christopher J. Ulery

Facsimile: 202 393-5760

If to Investor or CIC:

Terrific Investment Corporation

New Poly Plaza

25th floor

No. 1 Chaoyangmen Beidajie

Dongcheng, Beijing 100010, China

Attention: Zhou Yuan

Facsimile: +86(10)6408 6715

and:

China Investment Corporation

18/F New Poly Plaza

No. 1 Chaoyangmen Beidajie

Dongcheng, Beijing 100010, China

Attention: Zhang Hong

Facsimile: +86(10)6408 6820

With a copy (which shall not constitute notice) to:

China Investment Corporation

No. 1 Chaoyangmen Beidajie

Dongcheng, Beijing 100010, China

Attention: Hong Zhang / Xintian Hu

Facsimile: + 86(10)6408 6220

With a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Paul Shim / Richard Lincer

Facsimile: 212 225 3999

and

Cleary Gottlieb Steen & Hamilton LLP

Twin Towers - West

12 B Jianguomen Wai Da Jie 3

Chaoyang District

Beijing 100022, China

Attention: Filip Moerman

Facsimile: +86(10) 6408 6820

Section 8.07 Assignment. This Agreement may not be assigned without the express written consent of the other parties (not to be unreasonably withheld, delayed or conditioned) and any such assignment or attempted assignment without such consent shall be void; provided, however, that the Investor shall be permitted to assign its rights and obligations hereunder to any other wholly-owned Subsidiary of CIC who expressly agrees in writing to be bound by the terms hereof.

Section 8.08 Amendment. This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the Company and the Investor, or (ii) by a waiver in accordance with Section 8.09.

Section 8.09 Waiver. The Company or the Investor may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party that is giving the waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.10 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 8.11 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of Law.

(b) Each of the Investor, CIC and the Company irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (and any court before which an appeal therefrom may be properly heard in connection with any such appeal), and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.12 No Consequential Damages. No party shall seek or be entitled to receive any consequential damages, including but not limited to loss of revenue or income, cost of capital, or loss of business reputation or opportunity, relating to any misrepresentation or breach of any warranty or covenant set forth in this Agreement; nor shall any party seek or be entitled to receive punitive damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement.

Section 8.13 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.14 Nature of Agreement. With respect to the contractual liability of the Investor and CIC to perform their respective obligations under this Agreement, with respect to itself or its property, the Investor and CIC each agree that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes.

Section 8.15 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

Section 8.16 Indemnification.

(a) The Company agrees to indemnify and hold harmless the Investor, each person who controls the Investor within the meaning of the Exchange Act, and each of the respective officers, directors, employees, agents and Affiliates of the foregoing in their respective capacities as such (the “Investor Indemnitees”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement (subject to Section 8.16(d) below) and expenses (including, without limitation, attorneys’ fees and disbursements) (collectively, “Loss”) arising out of or resulting from any inaccuracy in or breach of the representations, warranties or covenants made by the Company in this Agreement or any of the Transaction Agreements.

(b) The Investor agrees to indemnify and hold harmless the Company and each of its officers, directors, employees, agents and Affiliates in their respective capacities as such (the “Company Indemnitees”), to the fullest extent lawful, from and against any and all Losses arising out of or resulting from any inaccuracy in or breach of the representations, warranties or covenants made by the Investor in this Agreement or any of the Transaction Agreements.

(c) Subject to Section 8.16(d), a party obligated to provide indemnification under this Section 8.16 (an “Indemnifying Party”) shall reimburse the indemnified parties of the other party (the “Indemnified Parties”) for all reasonable out-of-pocket expenses (including attorneys’ fees and disbursements) as they are incurred in connection with investigating, preparing to defend or defending any such action, suit, claim or proceeding (including any inquiry or investigation) whether or not an Indemnified Party is a party thereto. It is understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties. If an Indemnified Party makes a claim under this Section 8.16(c) for payment or reimbursement of expenses, such expenses shall be paid or reimbursed promptly upon receipt of appropriate documentation relating thereto even if the Indemnifying Party reserves the right to dispute whether this Agreement requires the payment or reimbursement of such expenses.

(d) An Indemnified Party shall give written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8.16 unless and to the extent that the Indemnifying Party shall have been materially prejudiced by the failure of such Indemnified Party to so notify such party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any legal or other expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense, it being understood and agreed that the Indemnifying Party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties). If the Indemnifying Party assumes and conducts the defense as provided in the previous sentence, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Party is an actual or potential party to such action, suit, claim or proceeding) unless such settlement or compromise includes an unconditional release of each Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(e) The obligations of the Indemnifying Party under this Section 8.16 shall survive the closing or termination of this Agreement and the transactions contemplated hereby. The agreements contained in this Section 8.16 shall be in addition to any other rights of the Indemnified Party against the Indemnifying Party or others, at common law or otherwise.

(f) The amount the Indemnifying Party shall pay to the Indemnified Party with respect to a claim made pursuant to this Section 8.16 shall be an amount equal to the Loss incurred by the Indemnified Party with respect to such claim provided that the amount of any Losses incurred by the Indemnified Party shall be reduced by the amount of any insurance benefit received by the Indemnified Party in respect of such Losses, and provided further that any liability for indemnification under this Agreement shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach of more than one representation, warranty, covenant or agreement.

Section 8.17 Payments. The parties agree to treat any indemnity payments made pursuant to Section 8.16 as adjustments to the Purchase Price for U.S. federal income tax purposes.

Section 8.18 Guaranty. CIC hereby unconditionally and irrevocably guarantees the full performance by the Investor of all of its obligations under this Agreement without offset or deduction.

Section 8.19 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[Signature page follows]

(880618)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

THE AES CORPORATION

By:	/s/ Paul T. Hanrahan
Name: Paul T. Hanrahan
Title: President and Chief Executive Officer

TERRIFIC INVESTMENT CORPORATION

By:	/s/ Gao Xiqing
Name: Gao Xiqing
Title: Legal Representative

Solely for purposes of Sections 8.11, 8.14 and 8.18:

CHINA INVESTMENT CORPORATION

By:	/s/ Lou Jiwei
Name: Lou Jiwei
Title: Chairman and CEO

[Stock Purchase Agreement Signature Page]

Exhibit A

Form of Stockholder Agreement

A-1

EXHIBIT A

FORM OF

STOCKHOLDER AGREEMENT

by and between

THE AES CORPORATION

and

TERRIFIC INVESTMENT CORPORATION

Dated as of [date]

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.1	Definitions	1
Section 1.2	Interpretation and Rules of Construction	5

ARTICLE II

VOTING RIGHTS; BOARD REPRESENTATION; DIVIDENDS; CORPORATE OPPORTUNITIES

Section 2.1	Voting of Shares	6
Section 2.2	Irrevocable Proxy	7
Section 2.3	Board Representation	8
Section 2.4	Dividends	8
Section 2.5	Corporate Opportunities	8

ARTICLE III

STANDSTILL AND CERTAIN PROHIBITED TRANSACTIONS

Section 3.1	Standstill	9
Section 3.2	Standstill Exceptions	9
Section 3.3	Obligation to Divest	10
Section 3.4	Short Sales	11

ARTICLE IV

TRANSFER

Section 4.1	Transfer of Common Stock	11
Section 4.2	Transfer of Shares of the Investor	12
Section 4.3	Right of First Offer	13
Section 4.4	Termination of Article IV	13

ARTICLE V

PREEMPTIVE RIGHTS

Section 5.1	Company Sale of Covered Securities	14
Section 5.2	Notice	14
Section 5.3	Purchase Mechanism	14
Section 5.4	Limitation of Rights	15

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FORM OF

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT, dated as of [date] (this “Agreement”), is by and between The AES Corporation, a Delaware corporation (“Company”), and Terrific Investment Co. Ltd., a corporation organized under the laws of the People’s Republic of China (“Investor”) and a direct wholly-owned subsidiary of China Investment Corporation (“CIC”).

W I T N E S S E T H:

WHEREAS, the Company and the Investor have entered into a Stock Purchase Agreement, dated November 6, 2009 (as it may be amended from time to time) (the “Purchase Agreement”), pursuant to which, the Investor is, concurrent herewith, purchasing and acquiring from the Company, and the Company is issuing to the Investor 125,468,788 shares (the “Shares”) of Common Stock, par value $0.01 per share (“Common Stock”), of the Company; and

WHEREAS, the Company and the Investor desire to set forth their respective obligations in connection with the Investor’s ownership of the Shares.

NOW, THEREFORE, in consideration of the respective representations, warranties, covenants, agreements and conditions herein and intending to be legally bound, the parties hereto, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person or group of Persons, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person or group of Persons ; provided, however, that Huijin and its Subsidiaries shall be deemed not to be Affiliates of the Investor unless with respect to actions relating to securities of the Company, Huijin and its Subsidiaries are acting at the direction of the Investor or its Affiliates (other than Huijin and its Subsidiaries); and provided further, that a Person shall not be considered to be an Affiliate of another Person due to common control of such Person and another Person, whether direct or indirect, by a government or Governmental Authority.

“Agreement” or “this Agreement” shall have the meaning set forth in the Preamble, and shall include the Exhibits hereto and all amendments hereto made in accordance with the provisions hereof.

“Beneficially Own” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act as in effect on the date hereof, and “Beneficial Ownership” shall have the corresponding meaning.

“Board” means the Board of Directors of the Company.

“Board Representative” shall have the meaning set forth in Section 2.3(b).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York, New York or Beijing, China. In the event that any action is required or permitted to be taken under this Agreement on or by a date that is not a Business Day, such action may be taken on or by the Business Day immediately following such date.

“Change of Control” shall have the meaning set forth in Section 4.1(e).

“China” means the People’s Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“CIC” shall have the meaning set forth in the Preamble.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Company Stockholders’ Meeting” shall have the meaning set forth in Section 2.1(b).

“Confidentiality Agreement” means that certain Confidentiality Agreement, between CIC and the Company, dated as of September 15, 2009.

“control” (including the terms “controlled by” and “under common control with”) means, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of a majority of the outstanding voting securities, or by otherwise manifesting the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Covered Securities” means the Common Stock and any securities convertible into or exercisable or exchangeable for Common Stock that are not Excluded Securities.

“DGCL” shall have the meaning set forth in Section 2.2(a).

“Demand Registration” shall have the meaning set forth in Section 6.1(a).

“Designated Securities” shall have the meaning set forth in Section 5.2.

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“Economic Interest Percentage” means, with respect to any Person as of any date, the percentage equal to (i) the aggregate number of shares of Common Stock Beneficially Owned by such Person (treating any convertible securities of the Company that are Beneficially Owned by such Person or its Affiliates as fully converted into the underlying Common Stock) divided by (ii) the Fully Diluted Shares; provided, however, for purposes of calculating Investor’s Economic Interest Percentage, the Fully Diluted Shares shall not include any Covered Securities issued after the date hereof pursuant to any share issuance in which the Investor did not have the right to participate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Securities” means any securities that are (i) issued by the Company pursuant to any employment contract, employee or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity or otherwise, to or for the benefit of any employees, potential employees, officers or directors of the Company, (ii) issued by the Company in connection with a business combination or other merger, acquisition or disposition transaction, (iii) issued with reference to the Common Stock of a subsidiary (i.e., a carve-out transaction), or (iv) issued in connection with a dividend investment or stockholder purchase plan.

“Fully Diluted Shares” means all outstanding shares of Common Stock and all shares of Common Stock issuable in respect of securities convertible into or exchangeable or exercisable for shares of Common Stock, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock.

“Governmental Authority” means any supranational, national, federal, state, municipal or local governmental or quasi-governmental or regulatory authority (including a national securities exchange or other self-regulatory body), agency, governmental department, court, commission, board, bureau or other similar entity, domestic or foreign or any arbitrator or arbitral body.

“Group” shall have the meaning set forth in Section 3.2(b)(ii).

“Huijin” means Central Huijin Investment Ltd.

“Indemnified Parties” shall have the meaning set forth in Section 6.6.

“Investor” shall have the meaning set forth in the Preamble.

“Investor Rights Termination Event” shall be deemed to have occurred if, at the close of any Business Day following the date hereof, the Economic Interest Percentage of the Investor is 5% or less.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, or rule of law (including common law) of any Governmental Authority, and any judicial or administrative interpretation thereof, including any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

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“Lockup Date” shall have the meaning set forth in Section 4.1(a).

“Maximum Offering Size” shall have the meaning set forth in Section 6.1(d).

“Offer Shares” shall have the meaning set forth in Section 4.3(a).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

“Private Placement” shall have the meaning set forth in Section 5.3(b).

“Prohibited Person” means any Person that (i) appears on any list issued by an applicable Governmental Authority or the United Nations with respect to money laundering, terrorism financing, drug trafficking, or economic or arms embargoes, or (ii) directly or indirectly, or together with its Affiliates, owns or operates electric generating assets having an aggregate generating capacity greater than one-third of the aggregate generating capacity of the Company’s electric generating assets.

“Public Offering” means an underwritten public offering pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Purchase Agreement” shall have the meaning set forth in the Recitals.

“Qualified Nominee” shall have the meaning set forth in Section 2.3(a).

“Qualified Offering” means a public or nonpublic offering of Covered Securities (other than Excluded Securities) solely for cash.

“Registrable Securities” means the Shares held by the Investor from time to time. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when (i) a Registration Statement covering resales of such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) all Demand Registrations and Short-Form Registrations have been effected pursuant to Article VI, (iii) such securities have been disposed of pursuant to Rule 144 of the Securities Act, or (iv) such Registrable Securities cease to be outstanding.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) SEC and securities exchange registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky”

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qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith, and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) reasonable fees and disbursements of counsel to the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 6.4(h)), (vi) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vii) reasonable fees, out-of-pocket costs and expenses of the Investors, including one counsel for the Investor, provided that such fees shall not exceed $100,000, (viii) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (ix) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (x) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xi) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xii) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Section 6.4(m).

“ROFO Option Period” shall have the meaning set forth in Section 4.3(b).

“ROFO Price” shall have the meaning set forth in Section 4.3(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall have the meaning set forth in the Recitals.

“Short-Form Registration” shall have the meaning set forth in Section 6.1(h).

“Standstill Interest” means, for any date, 15 % of the then-outstanding Fully Diluted Shares.

“Subject Shares” shall have the meaning set forth in Section 2.1(c).

“Subsidiary” means, with respect to any Person, any Affiliate of such Person that is controlled by such Person.

“Transfer” shall have the meaning set forth in Section 4.1(a).

“Voting Securities” shall have the meaning set forth in Section 2.1(c).

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Recital, Section or Exhibit, such reference is to an Article, Recital or Section of, or an Exhibit to, this Agreement unless otherwise indicated;

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(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation;”

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) the definitions of terms contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(f) any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor Laws;

(g) references to a Person are also to its successors and permitted assigns; and

(h) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

VOTING RIGHTS; BOARD REPRESENTATION; DIVIDENDS; CORPORATE

OPPORTUNITIES

Section 2.1 Voting of Shares.

(a) Subject to Section 2.1(b), the Investor shall have full voting rights with respect to the Shares pursuant to the Company’s certificate of incorporation and by-laws and applicable Law.

(b) The Investor hereby agrees that, until such time as an Investor Rights Termination Event has occurred, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof (a “Company Stockholders’ Meeting”), or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of the Company:

(i) the Investor shall appear at such Company Stockholders’ Meeting or otherwise cause all Subject Shares to be counted as present thereat for the purpose of establishing a quorum, and

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(ii) with respect to any matter upon which a vote, consent or other approval (including by written consent) is sought by or from the stockholders of the Company (x) for the election of directors of the Company (or relating to procedures applicable to the election of directors) or (y) relating to equity incentive plans or other employee or director compensation matters, the Investor shall vote and cause to be voted all Subject Shares in the manner recommended by the Board at any such Company Stockholders’ Meeting or under any such other circumstances upon which a vote, consent or other approval (including by written consent) is sought; it being acknowledged and agreed that the Investor may vote or cause to be voted (or withhold its vote in respect of) all Subject Shares on all other matters (other than those described in the foregoing clauses (x) and (y)) in such manner as it determines in its sole and absolute discretion.

(c) For purposes of this Agreement: (i) “Subject Shares” means, at any given time, such Voting Securities as the Investor may directly or indirectly beneficially own at such time; and (ii) “Voting Securities” means securities of the Company having the power generally to vote on the election of directors and other matters submitted to a vote of stockholders of the Company.

Section 2.2 Irrevocable Proxy.

(a) As security for the Investor’s obligations under Section 2.1, the Investor hereby irrevocably constitutes and appoints the Company as its attorney and proxy in accordance with the Delaware General Corporation Law (“DGCL”), with full power of substitution and re-substitution, to cause all shares of Common Stock Beneficially Owned by it to be counted as present at any Company Stockholders’ Meeting, to vote all shares of Common Stock Beneficially Owned by it at any Company Stockholders’ Meeting, and to execute consents in respect of all shares of Common Stock Beneficially Owned by it as, and solely in respect of the matters, provided in Sections 2.1(b)(ii)(x) and 2.1(b)(ii)(y). The Investor hereby revokes all other proxies and powers of attorney with respect to the shares of Common Stock Beneficially Owned by it that it may have heretofore appointed or granted, and represents that any proxies heretofore given in respect of all shares of Common Stock Beneficially Owned by it, if any, are revocable.

(b) The Investor hereby affirms that the irrevocable proxy set forth in this Section 2.2 is coupled with an interest and shall remain in effect for the duration of this Agreement, and, except as set forth in this Section 2.2, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, then the Investor agrees to vote all shares of Common Stock Beneficially Owned by it in accordance with Section 2.1 above.

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(c) This irrevocable proxy shall not be terminated by any act of the Investor or by operation of Law, except that this irrevocable proxy shall terminate upon the occurrence of an Investor Rights Termination Event.

Section 2.3 Board Representation.

(a) Upon the Closing, (i) the Company shall increase the size of the Board by one director and (ii) the Board shall fill this vacancy with one person designated by the Investor who shall be reasonably acceptable to the Board and shall meet all qualifications required by written policy of the Company, including, without limitation, the Board, the Nominating and Governance Committee of the Board and the ethics and compliance program of the Company, in effect from time to time that apply to all nominees for the Board (a “Qualified Nominee”).

(b) Until the occurrence of an Investor Rights Termination Event, (i) at each annual meeting of the stockholders of the Company, the Board shall nominate and recommend for election one Qualified Nominee designated by the Investor to serve as a director on the Board (the “Board Representative”) and shall use its reasonable best efforts to cause such person to be elected to serve as a director on the Board (it being understood that such Qualified Nominee shall not be in addition to the person designated by the Investor and serving on the Board pursuant to Section 2.3(a) above, and that the Investor’s right to designate a Qualified Nominee to serve on the Board at any given time shall be limited to one person); provided that such efforts will not require the Company to postpone its annual meeting of stockholders or take extraordinary solicitation efforts not taken with regard to the other nominees to the Board, including that the Company will not be obligated to pay extraordinary costs with regard to the election of such Qualified Nominee as director and (ii) upon the death, disability, retirement, resignation, removal or other vacancy of a director designated by the Investor, the Board shall elect as a director to fill the vacancy so created a Qualified Nominee designated by the Investor to fill such vacancy.

(c) The Board Representative shall be entitled to the same compensation and same indemnification in connection with his or her role as a director as the other members of the Board, and shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committees thereof, to the same extent as the other members of the Board. The Company shall notify the Board Representative of all regular and special meetings of the Board and shall notify the Board Representative of all regular and special meetings of any committee of the Board of which the Board Representative is a member. The Company shall provide the Board Representative with copies of all notices, minutes, consents and other materials provided to all other members of the Board concurrently as such materials are provided to the other members.

Section 2.4 Dividends. The Investor shall be entitled to full dividends as a holder of Shares of Common Stock as and when declared and paid by the Company in accordance with the Company’s certificate of incorporation and by-laws and applicable Law.

Section 2.5 Corporate Opportunities. Except as may otherwise be agreed between the Investor and the Company, the Company expressly acknowledges and agrees that (i)

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the Investor (including each employee, director and Affiliate of the Investor) has the right to, and shall have no duty not to, directly or indirectly (x) engage in similar business activities or lines of business as the Company, or (y) do business with any potential or actual customer or supplier of the Company or any of its Subsidiaries, (ii) in the event that the Investor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Company, the Investor shall have no duty to communicate or present such corporate opportunity to the Company, and (iii) the Company expressly disclaims any expectation in such corporate opportunity.

ARTICLE III

STANDSTILL AND CERTAIN PROHIBITED TRANSACTIONS

Section 3.1 Standstill. From and after the date hereof and until an Investor Rights Termination Event, the Investor shall not and shall not permit its Affiliates to, without the prior written consent of the Company:

(a) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights to acquire any voting securities of the Company or any material Subsidiary thereof, or of any successor to the Company, or any material assets of the Company or any material Subsidiary or division thereof or of any such successor other than as expressly provided herein;

(b) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any Person with respect to the voting of any voting securities of the Company;

(c) form, join or in any way participate in a Group, in connection with any of the foregoing;

(d) tender any shares of Common Stock Beneficially Owned by the Investor or its Affiliates to a third party which makes or intends to make an unsolicited acquisition proposal to the Company or provide debt or other financing in connection with such unsolicited proposal; or

(e) grant any proxy to a third party in respect of any shares of Common Stock Beneficially Owned by the Investor or its Affiliates, except as provided in Section 2.2 hereof; provided, however, that the Investor shall be permitted to grant a proxy to a third party who has expressly agreed in writing to be bound by the terms of this Article III.

Section 3.2 Standstill Exceptions.

(a) Notwithstanding Section 3.1, from and after the date hereof, (i) the Investor or its Affiliates may acquire Beneficial Ownership of additional shares of Common Stock in the open market in the ordinary course of business consistent with past practice and solely for investment purposes up to an aggregate maximum amount over the term of this Agreement equal to 1% of the outstanding Common Stock of the Company at any given time, and (ii) at any time during the term of this Agreement (subject to applicable Law), the Investor or

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its Affiliates may acquire Beneficial Ownership of additional shares of Common Stock in the open market, if after giving effect to any acquisition of Beneficial Ownership of additional shares of Common Stock, the number of shares of Common Stock Beneficially Owned by the Investor and its Affiliates would not exceed the Standstill Interest, without regard to whether such purchases are made in the ordinary course of business consistent with past practice and solely for investment purposes.

(b) Notwithstanding anything herein to the contrary, Section 3.1 shall not prohibit:

(i) any purchase of securities of the Company made by the Investor pursuant to, and in accordance with, its preemptive rights set forth in Article V;

(ii) any trading or investment activities of any unaffiliated third-party external investment manager of the Investor or its Affiliates who acts in its sole discretion and who is not otherwise acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) (a “Group”) with the Investor or its Affiliates that purchases securities of the Company on behalf of the Investor or its Affiliates in the ordinary course of the manager’s investment management functions and without direction to do so from the Investor and/or its Affiliates; provided, that neither the Investor nor any of its directors, officers, employees or professional advisors shall, directly or indirectly, communicate, disseminate or otherwise disclose confidential information relating to the Company and its Subsidiaries to such external investment managers;

(iii) the Investor or its Affiliates from engaging in hedging activities involving index-linked instruments meeting [mutually agreed criteria]1, provided that securities of the Company represent not more than 10% of the underlying index; or

(iv) the acquisition of any Common Stock pursuant to any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Common Stock), extraordinary dividends, reorganization, recapitalization, reclassification, combination, exchange of shares with the Company or other like change with respect to Common Stock.

Section 3.3 Obligation to Divest. If at any time the Investor or any of its Affiliates or the Company or any of its Affiliates becomes aware that the Investor and its Affiliates Beneficially Own, in the aggregate, shares of Common Stock representing more than the Standstill Interest (other than to the extent the same is a result of events other than any purchases of securities by the Investor and/or its Affiliates prohibited by Section 3.1 above), then the Investor and its Affiliates shall, as soon as is reasonably practicable, take all action

[1]	To be agreed by the parties prior to Closing.

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reasonably necessary (including, without limitation, selling Common Stock on the open market (subject to compliance with the last sentence of this Section 3.3) or to the Company or any of its Affiliates) to reduce the number of shares of Common Stock Beneficially Owned by them to a number that results in the Investor and its Affiliates (collectively) Beneficially Owning Common Stock representing no more than the Standstill Interest, and solely to the extent required to comply with this Section 3.3, the Transfer restrictions set forth in Section 4.1 below shall not apply but such Transfer shall be subject to the provisions of Section 4.3 without regard to the 5% threshold set forth therein.

Section 3.4 Short Sales. During the period from the date hereof and through the later of (i) the Lockup Date and (ii) the occurrence of an Investor Rights Termination Event, the Investor shall not, and shall not permit its Affiliates to, without the prior written consent of the Company, directly or indirectly effect any short sale of the Common Stock Beneficially Owned by the Investor or its Affiliates.

ARTICLE IV

TRANSFER

Section 4.1 Transfer of Common Stock.

(a) Subject to Section 4.1(d), the Investor shall not, shall cause its Affiliates not to, directly or indirectly, transfer, sell, hedge, assign, gift, pledge, encumber, hypothecate, mortgage, exchange or otherwise dispose of (including through the sale or purchase of options or other derivative instruments with respect to the Common Stock or otherwise) by operation of Law or otherwise (any such occurrence, a “Transfer”) (other than a Transfer (i) permitted in accordance with subsection (b) or (d) below or (ii) required by, and in accordance with, Section 3.3 above), all or any portion of the Shares, or their economic interest therein, prior to the date that is 12 months following the date hereof (such date, the “Lockup Date”) without the prior written consent of the Company.

(b) Subject to Section 4.1(d), after the Lockup Date, the Investor shall not, and shall cause its Affiliates not to, Transfer all or any portion of the Shares, except (i) pursuant to its registration rights set forth in Article VI in a widely-distributed Public Offering, (ii) pursuant to Rule 144 of the Securities Act, (iii) pursuant to Section 3.3 above, (iv) to the Company pursuant to Section 4.3 below, or (v) pursuant to any other exemption from registration under the Securities Act after compliance with Section 4.3 below.

(c) Any Transfer pursuant to Section 4.1(b) shall be subject to the following limitations:

(i) Without limiting the other provisions of this Article IV, the Investor shall not, without the prior written consent of the Company, knowingly dispose or agree to dispose (directly or indirectly, or pursuant to any series of related transactions intentionally structured to circumvent the provisions of this Article IV) of all or any portion of its shares of Common Stock, in one or a series of transactions (other than as described in Section 4.1(b)(i) or (ii) above), to any Person that at the time of the disposition is a Prohibited Person.

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(ii) The Investor shall not dispose of or agree to dispose of 5% or more of the shares of Common Stock to a single Person or Group, directly or indirectly, in a single transaction or a series of related transactions, unless such Person or Persons execute a Joinder Agreement, substantially in the form attached hereto as Exhibit A, agreeing to abide by Article III and Section 2.1 of this Agreement; provided, however that an underwriter, broker-dealer or registered agent shall not be considered as a Person or a member of a Group for purposes of this Section 4.1(c)(ii).

(d) Notwithstanding the foregoing, the Investor may at any time:

(i) Transfer shares of Common Stock owned by the Investor to an Affiliate; provided, that prior to any Transfer pursuant to this Section 4.1(d)(i), such transferee shall have agreed in writing to be bound by the terms of this Agreement pursuant to documentation reasonably satisfactory to the Company; and provided, further, that no Transfer pursuant to this Section 4.1(d)(i) shall relieve any transferor from any liability for damages incurred or suffered by the Company as a result of any breach of this Agreement by such transferor;

(ii) Transfer a maximum aggregate number of shares of Common Stock during the term of this Agreement constituting not more than 1% in the aggregate of the Company’s total outstanding shares of Common Stock at any given time; provided, that such Transfers are made in the open market pursuant to ordinary brokerage transactions;

(iii) tender its Shares pursuant to a tender offer for the Common Stock that has been affirmatively recommended by a majority of the Board; or

(iv) Transfer its Shares pursuant to a merger that has been affirmatively recommended or approved by a majority of the Board.

(e) Notwithstanding anything to the contrary herein, the restrictions on Transfer set forth in this Section 4.1 shall terminate upon a Change of Control. For purposes of this Agreement, a “Change of Control” shall mean (i) the acquisition by any Person or any Group of Beneficial Ownership of at least a majority of all outstanding voting securities of the Company (calculated on a fully-diluted basis), or (ii) the reorganization, merger or consolidation of the Company with respect to which all of the Persons who were the respective Beneficial Owners of the Company’s securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of the aggregate outstanding securities of the Company resulting from such reorganization, merger or consolidation.

Section 4.2 Transfer of Shares of the Investor. Investor agrees that, from the date hereof until such date on which neither the Investor nor its Affiliates Beneficially Own any

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shares of Common Stock, 100% of the outstanding capital stock of the Investor and/or any Affiliate to which any Shares have been transferred pursuant to Section 4.1(d), will be owned directly or indirectly by CIC.

Section 4.3 Right of First Offer.

(a) In the event that the Investor or its Affiliates desires to sell Shares pursuant to Section 4.1(b) (other than Section 4.1(b)(i) or 4.1(b)(ii)) in an amount constituting more than 5% of the issued and outstanding shares of Common Stock in a single or series of related transactions, the Investor shall first offer such Shares for purchase by the Company by promptly notifying the Company in writing of such offer, setting forth the number of Shares proposed to be sold (the “Offer Shares”), the terms and conditions of sale, and the price or method of determining such price (the “ROFO Price”).

(b) The Company shall have up to a period of twenty (20) days (the “ROFO Option Period”) after the receipt of such notice within which to notify the Investor in writing that it wishes to purchase the Offer Shares at the ROFO Price and upon the terms and conditions set forth in the Investor’s notice. If the Company gives such written notice within the ROFO Option Period then it shall have thirty (30) days after it gives such notice to do all things necessary to consummate such acquisition of the Offer Shares, including entering into agreements relating to such acquisition. The Investor shall cooperate with the Company in obtaining all consents and approvals necessary to consummate the acquisition and shall execute and deliver such customary agreements as may be reasonably requested by the Company. If the Company receives such consents and approvals and enters into such agreements as are necessary to consummate such acquisition of the Offer Shares, then the Investor and its Affiliates, as applicable, shall be obligated to sell to the Company, and the Company shall be obligated to purchase from the Investor and its Affiliates, as applicable, the Offer Shares at the price and on the terms and conditions set forth in the Investor’s notice.

(c) If the Company does not give written notice to the Investor within the ROFO Option Period or notifies the Investor in writing that it does not wish to purchase the Offer Shares, the Investor shall be free to secure a bona fide offer for the Offer Shares from a third party and sell the Offer Shares to such third party at a price equal to or greater than the ROFO Price, provided, that (i) such sale to the bona fide third party is consummated within ninety (90) days after the expiration of the ROFO Option Period at a price and upon the same terms and conditions, no more favorable to the third party than were set forth in the Investor’s notice to the Company (it being agreed by the Investor that if such sale is not consummated within such 90-day period, the Investor must re-commence the procedures provided in this Section 4.3 if it wishes to sell the Shares), (ii) the Investor notifies the Company in writing of the name, address, telephone number and fax number of the transferee, along with the names and/or title of a “contact person” at such transferee, and (iii) the transferee of the Investor and its Affiliates executes a counterpart copy of this Agreement and thereby agrees prior to the sale, to be bound by all of the terms and provisions of this Agreement, as though it were the Investor.

Section 4.4 Termination of Article IV. Notwithstanding anything to the contrary contained herein, this Article IV shall terminate upon an Investor Rights Termination Event.

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ARTICLE V

PREEMPTIVE RIGHTS

Section 5.1 Company Sale of Covered Securities. If the Company offers to sell Covered Securities in a Qualified Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such Covered Securities are offered, up to an amount equal to the total number of shares or other units of Covered Securities being offered multiplied by the Investor’s then-current Economic Interest Percentage; provided, however, that this Section 5.1 shall not apply to any Qualified Offering the gross proceeds of which, together with the aggregate gross proceeds of any other Qualified Offering of Covered Securities after the date hereof, do not exceed $50 million.

Section 5.2 Notice. From time to time, the Company shall advise the Investor of potential Qualified Offerings of Covered Securities reasonably in advance as may be practicable under the circumstances. In the event the Company intends to make a Qualified Offering of Covered Securities, the Company shall give Investor written notice of its intention (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering), describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same. The Investor shall have [a reasonable period of time, appropriate for the circumstances of the Qualified Offering]2, from the date of receipt of any such notice to notify the Company in writing that it intends to exercise such preemptive purchase rights and as to the amount of Covered Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 5.1 (the “Designated Securities”). Such notice shall constitute a non-binding indication of interest of the Investor to purchase the Designated Securities so specified (or a proportionately lesser amount if the amount of Covered Securities to be offered in such offering is subsequently reduced) upon the price or at the range of prices and other terms set forth in the Company’s notice to it. The failure to respond during such period shall constitute a waiver of preemptive rights in respect of such offering. The failure of the Investor to agree to such terms within such period shall constitute a waiver of the Investor’s preemptive rights in respect of such offering.

Section 5.3 Purchase Mechanism.

(a) If the Investor exercises its preemptive purchase rights provided in Section 5.2 in connection with an underwritten public offering, the Company shall offer the Investor, if such underwritten public offering is consummated, the Designated Securities (as adjusted to reflect the actual size of such offering when priced) at the same price as the Covered Securities are offered to the investors in such offering and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such underwritten public offering, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such

[2]	To be agreed by the parties prior to Closing.

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offering, enter into an instrument in form and substance reasonably satisfactory to the Company acknowledging the Investor’s binding obligation to purchase the Designated Securities to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in private placement transactions and, in any event, no less favorable to the Investor than any underwriting or purchase agreement entered into by the Company in connection with such offering, and the failure to enter into such an instrument at or prior to such time shall constitute a waiver of preemptive rights in respect of such offering. Any offers and sales pursuant to this Article V in the context of a registered public offering shall be also conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a registered offering in compliance with applicable securities laws.

(b) If the Investor exercises its preemptive rights provided in Section 5.2 in connection with a Qualified Offering of Covered Securities that is not an underwritten public offering (a “Private Placement”), the closing of the purchase of the Covered Securities with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such preemptive purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of Covered Securities to be sold to the Investor pursuant to its exercise of preemptive rights hereunder shall be reduced if the aggregate amount of Covered Securities sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five (5) Business Days of receipt of notice of such increase), shall be increased if such aggregate amount of Covered Securities sold in the Private Placement is increased. In connection with its purchase of Designated Securities, the Investor shall, if it continues to wish to exercise its preemptive rights with respect to such offering, execute an agreement containing representations, warranties and agreements of the Investor that are substantially similar in all material respects to the agreements executed by other purchasers in such Private Placement.

Section 5.4 Limitation of Rights. Notwithstanding the above, nothing set forth in this Article V shall confer upon the Investor the right to purchase any securities of the Company other than Designated Securities.

Section 5.5 Termination of Preemptive Rights. Notwithstanding anything to the contrary contained herein, this Article V shall terminate upon an Investor Rights Termination Event.

ARTICLE VI

REGISTRATION RIGHTS

Section 6.1 Demand Registration.

(a) If at any time after the Lockup Date, the Company shall receive a written request from the Investor that the Company effect the registration under the Securities Act of all or any portion of the Registrable Securities specified in such written request (a

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“Demand Registration”), specifying the information set forth under Section 6.4(i), then the Company shall use its commercially reasonable efforts to effect, as expeditiously as reasonably practicable, subject to the restrictions in Section 6.1(e), the registration under the Securities Act of the Registrable Securities for which the Investor has requested registration under this Section 6.1, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided, that the Company shall not be required to effect (i) more than one such Demand Registration in any six month period and (ii) more than two (2) such Demand Registrations in total.

(b) At any time prior to the effective date of the registration statement relating to such registration, the Investor may revoke such Demand Registration request by providing a notice to the Company revoking such request, provided, that such Demand Registration shall count as having been effected for purposes of the proviso to Section 6.1(a) above unless the Investor pays all Registration Expenses in connection with such revoked Demand Registration within thirty (30) days of written request therefor by the Company.

(c) For any Public Offering relating to a Demand Registration, the Company shall select, with the consent of the Investor (not to be unreasonably withheld, delayed or conditioned), the lead underwriter and any additional underwriters in connection with the offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering.

(d) If a Demand Registration involves an underwritten Public Offering and the managing underwriter(s) advises the Company and the Investor that, in its view, the number of Registrable Securities requested to be included in such registration by the Investor, the Company and for the account of any other Persons exceeds the largest number of Registrable Securities that can be sold without having a material adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be registered in the Demand Registration by the Investor; and

(ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons, with such priorities among them as the Company shall determine.

(e) Upon notice to the Investor, the Company may postpone effecting a registration pursuant to this Section 6.1 on up to two (2) occasions during any three hundred and sixty-five (365) consecutive day period for a reasonable time specified in the notice but not exceeding ninety (90) days in the aggregate (which period may not be extended or renewed), if (i) the Company shall determine in good faith, based on advice from independent investment bankers, that effecting the registration would materially and adversely affect an offering of securities of the Company, the preparation of which had then been commenced, or (ii) the

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Company is in possession of material non-public information, the disclosure of which during the period specified in such notice the Company believes in good faith would not be in the best interests of the Company. If the Company so postpones effecting a registration, the Investor will be entitled to withdraw its registration request and, if such request is withdrawn, such registration request will not count for purposes of the limitation set forth in the proviso to Section 6.1(a).

(f) Notwithstanding any provision in this Section 6.1 or elsewhere in this Agreement, no provision relating to the registration of Registrable Securities shall be construed as permitting the Investor to effect a Transfer of securities that is otherwise prohibited by the terms of this Agreement or any other agreement between the Investor and the Company or any of its Subsidiaries.

(g) Notwithstanding the foregoing, no Demand Registration shall count as having been effected for purposes of the proviso to Section 6.1(a) (and the Company shall pay or reimburse all Registration Expenses pursuant to Section 6.5) if (i) the registration statement relating to such request is not declared effective within one hundred and eighty (180) days of the date such registration statement is first filed with the SEC and the Investor revokes such Demand Registration prior to such registration statement being declared effective, (ii) prior to the sale of at least 75% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order or requirement removed, withdrawn or resolved to the Investor’s reasonable satisfaction within thirty (30) days of the date of such order, or (iii) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by the Investor).

(h) Upon written request of the Investor following the Lockup Date, the Company will use its commercially reasonable efforts to qualify for registration on and to promptly file, Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registration”), and such Short-Form Registration will be a “shelf” registration statement providing for the registration, and the sale on a continuous or delayed basis, of the Registrable Securities pursuant to Rule 415. Upon filing a Short-Form Registration, the Company will, if applicable, use its commercially reasonable efforts to: (i) cause such Short-Form Registration to be declared effective, and (ii) keep such Short-Form Registration effective with the SEC at all times and re-file such Short-Form Registration upon its expiration. The Company shall cooperate in any shelf take-down by amending or supplementing the prospectus statement related to such Short-Form Registration as may be requested by the Investor or any transferees or as otherwise required, until the Investor or any transferees who would require such registration to effect a sale of the Registrable Securities no longer hold the Registrable Securities or until the time specified in Section 6.14 hereof. The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration.

Section 6.2 Piggyback Registration.

(a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for the Company’s own account

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(other than a registration statement on S-4 or S-8 or shelf registration statement (or any substitute form that may be adopted by the SEC)) or (ii) for the account of any of its holders of Common Stock, then the Company shall give written notice of such proposed filing to the Investor as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer the Investor the opportunity to register such number of shares of Registrable Securities as the Investor may request on the same terms and conditions as the Company’s or such holder’s Common Stock. For the avoidance of doubt, any underwriters and legal counsel with respect to an offering under this Section 6.2 shall be designated by the Company. The Investor may withdraw its Registrable Securities from any registration as to which it has previously indicated its desire to participate, by delivery of a written withdrawal notice to the Company no later than five Business Days prior to the planned effective date of such registration.

(b) Notwithstanding anything contained herein, if the lead underwriter of an offering described in Section 6.2(a) advises the Company and the Investor that, in its view, the number of Registrable Securities requested to be included in such registration by the Investor, the Company and for the account of any other Persons exceeds the Maximum Offering Size, the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, securities offered by the Company for its own account; and

(ii) second, pro rata among any other securities of the Company requested to be registered pursuant to a contractual right of registration (including securities requested to be registered by the Investor pursuant to Section 6.2(a)).

Section 6.3 Lock-Up Agreements. If any registration shall be effected in connection with a Public Offering, the Investor shall not effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any shares of Common Stock or other security of the Company (except, if applicable, as part of such Public Offering) during the period beginning fourteen (14) days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) one hundred and eighty (180) days following the pricing of the Public Offering.

Section 6.4 Registration Procedures. In connection with any request by the Investor that Registrable Securities be registered pursuant to Section 6.1, subject to the provisions of such Section, the paragraphs below shall be applicable:

(a) The Company shall as expeditiously as reasonably practicable prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the registration of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of either (A) not less than (i) six months, (ii) if such registration statement relates to an underwritten

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offering, such longer period as, based upon the opinion of counsel for the underwriters, a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (iii) continuously in the case of shelf registration statements, with any shelf registration statement shall be re-filed upon its expiration (or in each case such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities) or (B) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement, and cause the related prospectus to be supplemented by any prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to the Investor and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to the Investor (and its counsel) and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act, a copy of any transmittal letter or any correspondence to or received from the SEC and such other documents as the Investor (and its counsel) or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Investor. The Investor shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to the Investor and the Company shall use its commercially reasonable efforts to comply with such request, provided, however, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Investor thereof set forth in such registration statement or supplement to such prospectus, and (iii) promptly notify the Investor of any stop order issued or threatened by the SEC suspending the effectiveness of such registration statement or any state securities commission and take its commercially reasonable efforts to prevent the entry of such stop order or to obtain the withdrawal of such order if entered.

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(d) To the extent any “free writing prospectus” (as defined in Rule 405 under the Securities Act) is used, the Company shall file with the SEC any free writing prospectus that is required to be filed by the Company with the SEC in accordance with the Securities Act and retain any free writing prospectus not required to be filed.

(e) The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement and keep such registration or qualification effective under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor or each underwriter, if any, reasonably (in light of such member’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities owned by the Investor, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6.4(e), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

(f) The Company shall immediately notify the Investor or each underwriter, if any, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to the Investor or underwriter, if any, and file with the SEC any such supplement or amendment.

(g) Subject to the execution of confidentiality agreements satisfactory in form and substance to the Company in the exercise of its good faith judgment, pursuant to the reasonable request of the Investor or underwriter (if any), the Company will give to the Investor, each underwriter (if any) and their respective counsel and accountants (i) reasonable and customary access to its books and records and (ii) such opportunities to discuss the business of the Company with its directors, officers, employees, counsel and the independent public accountants who have certified its financial statements, as shall be appropriate, in the reasonable judgment of counsel to the Investor or underwriter, to enable them to exercise their due diligence responsibility, provided, that any such discussions shall be done in a manner so as to not unreasonably disrupt the operation of the business of the Company.

(h) The Company shall use its commercially reasonable efforts to furnish to the Investor and to each such underwriter, if any, a signed counterpart, addressed to such Person or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the Investor or underwriter reasonably requests.

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(i) The Investor shall promptly furnish in writing to the Company such information regarding itself and the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required or advisable in connection with such registration, and the Company shall include in any prospectus supplement or amendment such information as the Investor may reasonably request be included with respect to such matters.

(j) The Investor and each underwriter, if any, agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6.4(f), the Investor or underwriter shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until the Investor’s or underwriter’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6.4(f), and, if so directed by the Company, the Investor or underwriter shall deliver to the Company all copies, other than any permanent file copies then in the Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 6.4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 6.4(f) to the date when the Company shall make available to the Investor a prospectus supplemented or amended to conform with the requirements of Section 6.4(f).

(k) The Company shall use its commercially reasonable efforts to list all Registrable Securities covered by such registration statement on each securities exchange or quotation system on which similar securities of the Company are then listed or traded.

(l) Notwithstanding anything herein to the contrary, the Company shall, to the extent the underwriter(s) in any such offering of Registrable Securities determine that the failure to do so would have a material adverse effect on such offering, including the price at which such Registrable Securities can be sold, have appropriate officers of the Company (i) prepare and make presentations at “road shows” and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities, and (iii) otherwise use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities; provided, that, notwithstanding the foregoing, for any Demand Registration, such officers of the Company shall not be required to participate in more than two (2) consecutive days of such presentations, road shows or any other marketing or selling events, or more than ten (10) days in any 365 day period.

(m) The Company shall cooperate with the Investor to facilitate the timely delivery of Registrable Securities to be sold, which shall not bear any restrictive legends, and to enable such Registrable Securities to be issued in such denominations and registered in such names as the Investor may reasonably request at least two (2) Business Days prior to the closing of any sale of Registrable Securities.

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(n) The Company shall provide a transfer agent and registrar for all of the Registrable Securities no later than the effective date of the applicable registration statement.

(o) In connection with any underwritten offering, the Company shall make such representations and warranties to the Investor and the underwriter(s), if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus, and documents incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in underwritten offerings, and, if true, make customary confirmations of the same if and when requested.

(p) The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange.

(q) The Company shall timely provide to its stockholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

Section 6.5 Payment of Registration Expenses. Other than as set forth in Section 6.1(b), the Company shall pay or promptly reimburse the Investor for all Registration Expenses in connection with any Demand Registration; provided, however, that the Investor shall be solely liable for all underwriting fees, disbursements, discounts and commissions attributable to the sale of Registrable Securities for the account of the Investor.

Section 6.6 Indemnification by the Company. In the event of any registration of any Registrable Securities of the Company under the Securities Act pursuant to this Article VI, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the Investor, each affiliate of the Investor and their respective directors and officers or general and limited partners or members and managing members (including any director, officer, affiliate, employee, agent and controlling Person of any of the foregoing) and each other Person, if any, who controls such seller within the meaning of the Securities Act (collectively, the “Indemnified Parties,” which definition shall, for purposes of Section 6.8, be deemed to include those Persons entitled to indemnification pursuant to Section 6.7), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or amendment or supplement thereto under which such Registrable Securities were registered or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (2) any untrue statement or alleged untrue statement of a material fact contained in any prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, or any omission or alleged omission to state therein a material

22

fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company with respect to such seller or any underwriter specifically for use in the preparation thereof.

Section 6.7 Indemnification by the Investor. The Investor hereby indemnifies and holds harmless, and the Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with this Article VI, that the Company shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold harmless, the Company and all other prospective sellers of securities, the directors of the Company, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company and all other prospective sellers of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 6.6 above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by and in respect of the Investor or any underwriter specifically for use in the preparation of such registration statement, prospectus, any free writing prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in respect of the Registrable Securities, or amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, the Investor or any underwriter, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such Person. In no event shall any such indemnification liability of the Investor be greater in amount than the dollar amount of the proceeds received by the Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

Section 6.8 Conduct of Indemnification Proceedings. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article VI, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice.

In case any such action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying

23

party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for the Investor, its affiliates, directors and officers and any control Persons of the Investor shall be designated in writing by the Investor, and (y) in all other cases shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such proceeding, and (B) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 6.9 Contribution. If the indemnification provided for in this Article VI from the indemnifying party is unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and Indemnified Parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 6.9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

The parties hereto agree that it would not be just and equitable if a contribution pursuant to this Section 6.9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to a contribution from any Person who was not guilty of such fraudulent misrepresentation.

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Section 6.10 Participation in Public Offering. The Investor may not participate in any Public Offering hereunder unless the Investor completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the provisions of this Agreement in respect of registration rights.

Section 6.11 Cooperation by the Company. If the Investor shall transfer any Registrable Securities pursuant to Rule 144 of the Securities Act (and not in violation of this Agreement), the Company shall use its commercially reasonable efforts to cooperate with the Investor and shall provide to the Investor such information as may be required to be provided under Rule 144 of the Securities Act.

Section 6.12 Acknowledgement Regarding the Company. Other than those determinations reserved expressly to the Investor, all determinations necessary or advisable under this Article VI shall be made by the Company, the determinations of which shall be final and binding.

Section 6.13 Mergers, Recapitalizations, Exchanges or Other Transactions Affecting Registrable Securities. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Registrable Securities and to any and all securities or shares of the Company or any successor or assign of any such Person (whether by merger, amalgamation, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Registrable Securities, by reason of any dividend, split, issuance, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation or otherwise.

Section 6.14 Termination of Registration Rights. The registration rights contained in this Article VI shall terminate and be of no further force and effect with respect to any Person holding Registrable Securities upon the date on which all Registrable Securities then held by such Person may be sold under Rule 144 of the Securities Act during any ninety (90) day period without restriction on volume or manner of sale.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an enforceable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.2 Entire Agreement. This Agreement (including the exhibits hereto), the Confidentiality Agreement, the Purchase Agreement and that certain side letter agreement,

25

dated as of the date hereof, between the Investor and the Company relating to certain partnership opportunities, constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, among the Company, the Investor and CIC with respect to the subject matter hereof and thereof. The confidentiality provisions of the Confidentiality Agreement shall be incorporated herein by reference.

Section 7.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, or by facsimile to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.3):

If to the Company:

The AES Corporation

4300 Wilson Blvd.

Arlington, VA 22203

Attention: Brian A. Miller, Executive Vice President, General Counsel

and Corporate Secretary

Facsimile: 703 528-4510

With a copy (which shall

not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave., NW

Washington, DC 20005

Attention: Pankaj K. Sinha

                 Christopher J. Ulery

Facsimile: 202 393-5760

If to the Investor or CIC:

Terrific Investment Corporation

25/F New Poly Plaza

No. 1 Chaoyangmen Beidajie

Dongcheng, Beijing 100010, China

Attention: Zhou Yuan

Facsimile: +86(10) 6408 6715

26

and

China Investment Corporation

18/F New Poly Plaza

No. 1 Chaoyangmen Beidajie

Dongcheng, Beijing 100010, China

Attention: Zhang Hong/Xintian Hu

Facsimile: +86(10) 6408 6820

With a copy (which shall

not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP

Twin Towers – West

12B Jianguomen Wai Da Jie

Chaoyang District

Beijing 100022, China

Attention: Filip Moerman

Facsimile: +86(10) 5879 3902

and

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, NY 10006

Attention: Richard S. Lincer

                 Paul J. Shim

Facsimile: 212 225-3999

Section 7.4 Assignment. This Agreement may not be assigned (by operation of law or otherwise) without the express written consent of the other parties (not to be unreasonably withheld, delayed or conditioned) and any such assignment or attempted assignment without such consent shall be void.

Section 7.5 Compliance. In connection with this Agreement and the transactions contemplated hereby, each of the parties hereto agrees to comply with, and conduct its business in conformity with, in all material respects all applicable Law (including applicable Law of the United States and those countries in which the Company or its Subsidiaries conduct business).

Section 7.6 Amendment. This Agreement may not be amended or modified except (i) by an instrument in writing signed by, or on behalf of, the Company and the Investor, or (ii) by a waiver in accordance with Section 7.7.

Section 7.7 Waiver. The Company or the Investor may (i) extend the time for the performance of any of the obligations or other acts of any other party, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any

27

document delivered by any other party pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party that is giving the waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 7.8 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

Section 7.9 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the Law of the State of Delaware applicable to contracts executed in and to be performed in that State, without regard to principles of the conflict of Law.

(b) The Investor, CIC and the Company irrevocably submit to the exclusive jurisdiction of any state or federal court located in the State of Delaware, and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.10 No Consequential Damages. No party shall seek or be entitled to receive any consequential damages, including but not limited to loss of revenue or income, cost of capital, or loss of business reputation or opportunity, relating to any misrepresentation or breach of any warranty or covenant set forth in this Agreement; nor shall any party seek or be entitled to receive punitive damages as to any matter under, relating to or arising out of the transactions contemplated by this Agreement.

Section 7.11 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any state or federal court located in the State of New York, in addition to any other remedy to which they are entitled at Law or in equity.

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Section 7.12 Nature of Agreement. With respect to the contractual liability of the Investor and CIC to perform their respective obligations under this Agreement, with respect to itself or its property, the Investor and CIC each agree that the execution, delivery and performance by it of this Agreement constitute private and commercial acts done for private and commercial purposes.

Section 7.13 Currency. Unless otherwise specified in this Agreement, all references to currency, monetary values and dollars set forth herein means United States (U.S.) dollars and all payments hereunder shall be made in United States dollars.

Section 7.14 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or portable document format (“.pdf”)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 7.15 Guaranty. CIC hereby unconditionally and irrevocably guarantees the full performance by the Investor of all of its obligations under this Agreement without offset or deduction.

Section 7.16 Tax Forms. Upon execution of this Agreement (and at any other time or times prescribed by applicable law or as reasonably requested by the Company), the Investor shall deliver to the Company a properly completed and duly executed IRS Form W-8EXP (or other applicable IRS Form), together with any other information necessary in order to establish an exemption from, and/or reduction of, U.S. federal income tax withholding. Except to the extent otherwise required by applicable law, all payments to be made by the Company in respect of the Common Stock shall be made without deduction or withholding for or on account of U.S. federal income taxes. The Investor shall promptly notify the Company at any time such previously delivered IRS forms or information are no longer correct or valid.

[Signature page follows]

(880844)

29

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE AES CORPORATION

By:
Name:
Title:

TERRIFIC INVESTMENT CORPORATION

By:
Name:
Title:

Solely for purposes of Sections 7.9, 7.12 and 7.15:

CHINA INVESTMENT CORPORATION

By:
Name:
Title:

30

EXHIBIT A

FORM OF JOINDER AGREEMENT

[FORM TO BE AGREED PRIOR TO CLOSING]

Exhibit B

Form of Side Letter Agreement

[AES LETTERHEAD]

[DATE]

CHINA INVESTMENT CORPORATION

[                    ]

[                    ]

[                    ]

Re:	Stock Purchase Agreement/Partnership Opportunities

Ladies and Gentlemen:

Reference is made to the Stock Purchase Agreement (the “Purchase Agreement”), dated as of November 6, 2009 between The AES Corporation (the “Company”) and Terrific Investment Corporation (the “Investor”), a direct wholly owned subsidiary of China Investment Corporation (“CIC”) and the Stockholder Agreement (“Stockholder Agreement”), dated as of [            ] between the Company and the Investor. Capitalized terms used but not defined herein have the meanings, ascribed to them in the Stockholder Agreement.

For as long as the Investor’s Economic Interest Percentage (as defined in the Stockholder Agreement) exceeds 10%, (i) if the Company seeks, or has an opportunity to make, an equity investment of more than $300 million in connection with a development project or asset acquisition in the power sector outside of the United States (including with respect to United States companies with significant operations outside of the United States), the Company shall consider in good faith the possibility of procuring for CIC the opportunity to participate in such investment, and (ii) if CIC has an opportunity to make an equity investment of more than $300 million in connection with a development project or asset acquisition in the power sector outside of the United States (including with respect to United States companies with significant operations outside of the United States), CIC shall consider in good faith the possibility of procuring for the Company the opportunity to participate in such investment; provided, however, that (x) the foregoing shall not apply in respect of opportunities for which such Party seeks a local partner with respect to such development project or acquisition opportunity (except to the extent the nature of such project or opportunity can also reasonably accommodate CIC in addition to the local partner) and (y) CIC shall be under no such obligation with respect to any investment in which CIC or its Affiliates have the right to co-invest in their capacity as the partner, limited partner, shareholder, equity holder or member of any fund, partnership or other investment vehicle.

B-1

In this regard, the parties shall meet quarterly (or more frequently upon mutual agreement) to discuss upcoming opportunities for such co-investment (subject to an appropriate confidentiality agreement and applicable securities laws).

This letter agreement shall be governed by, and construed in accordance with the laws of the State of Delaware without regard to the principles of conflict of laws thereof that would mandate the application of the laws of another jurisdiction. This letter agreement may not be assigned (by operation of law or otherwise) without the express written consent of the other party in its sole discretion and any such assignment or attempted assignment without such consent shall be void. Sections 7.1, 7.3, 7.6, 7.7, 7.8, 7.9(b), 7.9(c), 7.10, 7.11, 7.12 and 7.14 of the Stockholder Agreement are incorporated by reference herein.

Please indicate your agreement with the foregoing and the terms and conditions set forth in this letter agreement, by countersigning a copy of this letter agreement and returning it to the undersigned.

Very truly yours,

THE AES CORPORATION

By:
Name:
Title:

Accepted and agreed as of
The date first written above:

CHINA INVESTMENT CORPORATION

By:
Name:
Title:

TERRIFIC INVESTMENT CORPORATION

By:
Name:
Title:

B-2